EXHIBIT 99.1 NORD OIL PROVIDES CORPORATE UPDATE

Montreal, November 22, 2005 - Nord Oil International Inc. (Pinksheets: NDOL) provided a corporate update to its shareholders and partners today.

According to the company's filings and legal status, the transaction involving Bio-Tracking Security and Nord Oil (Russia) has been officially completed further to the reverse split of the company's stock on a 1 for 12 and the name and ticker change to Nord Oil International Inc. (NDOL). The company is deemed to have a total shares issued and outstanding of 214,913,920, post reverse split and acquisition of Nord Oil.

The company is currently in discussions with several financial and strategic investors and operating partners for a stake in its lucrative oil reserves under license by Nord Oil. The company had previously released its production schedule and expects to begin production no later than the 3rd quarter of 2006. The first year's output is estimated at a minimum of 2.3 million barrels.

About Nord Oil International Inc.

Nord Oil International Inc. is a reporting publicly traded Oil & Gas junior producer, trading under the ticker symbol NDOL on the US Pinksheets market. Nord Oil International operates three wholly owned Russian subsidiaries; Nord Oil Products, Nord Oil Samara and NANA. Nord Oil's properties currently have a total of 33 million barrels of proven and probable reserves and the company plans to acquire additional properties and has an objective of 150 million barrels in proven and probable reserves.

Contact:
Viatcheslav  Makarov
President
Nord Oil International Inc.
Vmakarov@nordoil.com
514-591-3666
www.nordoil.com



Important Information About Forward-Looking Statements


All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.


A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.